Exhibit 99.1

For Immediate Release – June 3, 2008

TradeStation Group, Inc. to Participate in Sandler O’Neill Global Exchange and Electronic
Trading Conference

WHO:	TRADESTATION GROUP, INC., as a presenter
WHAT:	SANDLER O’NEILL & PARTNERS, L.P. GLOBAL EXCHANGE AND ELECTRONIC TRADING CONFERENCE
WHEN:	Thursday, June 5, 2008 — 7:25 A.M. – 5:00 P.M., eastern time Friday, June 6, 2008 – 7:25 A.M. – 2:00 P.M., eastern time
TRADESTATION GROUP’S presentation is scheduled for 8:30 A.M., eastern time, on June 5, 2008.
TOPICS:	TRADESTATION GROUP’S Chief Financial Officer, David
Fleischman, will cover topics that may include the company’s performance, prospects, targeted markets, competition,
marketing and sales plans, and other company initiatives.
HOW TO LISTEN:	Either by Webcast or Audio Conference:

Webcast:

The webcast can be accessed via:

http://www.sandleroneill.com

Go to the Conferences tab, then select View Webcast under the Global Exchange and Electronic Trading Conference heading.

This link requires users to register with Sandler O’Neill.

The archived webcast will be available for 60 days after the event, beginning June 6, 2008.

Audio Conference:

The conference will also be available via audio conference, by dialing in to the number set forth below.

General Session

(800) 638-5439

The following passcode is required: “General Session.”

CONTACT: David H. Fleischman, Chief Financial Officer

TradeStation Group, Inc.

954-652-7000

InvestorRelations@TradeStation.com

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art electronic order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NASDAQ OMX, NYSE-Euronext, and Philadelphia Stock Exchange. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.  Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.